Exhibit 23
                                                     to Form 10-K



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated May 14, 1998 included in this Form 10-K for the year ended March 31, 1998, into Synthetech, Inc.'s previously filed Registration Statement Nos. 33-45913, 33-64621 and 333-8203.


Arthur Andersen LLP
Portland, Oregon,
June 26, 1998